Holders of Record, holding 5% or more of the outstanding balance for First Union Commercial Mortgage Securities Corporation
Commercial Mortgage Pass Through Certificates Series 1997 C2 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class	Name and Address of Holder	Amount Held	% Class
A2	JP Morgan Chase Bank	57,083,000	15%
	14201 Dallas Parkway
	Dallas, TX 75254

	Mellon Trust of New England, NA	23,331,500	6%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

	SSB&T Co.	41,693,000	11%
	1776 Heritage Drive
	Global Corporate Action Unit JAB5NW
	No. Quincy, MA 02171

	The Bank of New York	36,826,800	10%
	One Wall Street
	New York, NY 10286

	Citibank	102,075,000	27%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	Investors Bank	28,528,000	7%
	200 Clarendon St., 9th Flr
	Corporate Actions Unit/TOP 57
	Boston, MA 02116

	Northern Trust	20,581,000	5%
	801 S. Canal C-IN
	Chicago, IL 60607

	Wells Fargo	31,100,000	8%
	Issuer Services
	C/o ADP Proxy Services
	51 Mercedes Way
	Edgewood, NY 11717

A3	The Bank of New York	110,194,000	11%
	One Wall Street
	New York, NY 10286

	The Bank of New York/Fleet Bank	94,000,000	10%
	One Wall Street
	New York, NY 10286

	Deutsche Bank Securities Inc.	85,000,000	9%
	1251 Avenue of the Americas
	New York, NY 10020

	JP Morgan Chase Bank	269,428,000	27%
	14201 Dallas Parkway
	Dallas, TX 75254

	Mellon Trust of New England, NA	58,740,000	6%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

	SSB&T Co.	180,569,900	18%
	1776 Heritage Drive
	Global Corporate Action Unit JAB5NW
	No. Quincy, MA 02171

IO	Citibank	825,502,324	38%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	LBI Lehman Government Securities Inc (LBI)	183,500,000	8%
	70 Hudson Street
	Jersey City, NJ 07302

	Citigroup Global Markets Inc/Salomon Bros	255,526,000	12%
	333 W. 34th Street, 3rd Flr
	New York, NY 10001

	JP Morgan Chase Bank	412,910,000	18%
	14201 Dallas Parkway
	Dallas, TX 75254

	Mellon Trust of New England, NA	238,745,000	11%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

B	The Bank of New York	31,475,000	29%
	One Wall Street
	New York, NY 10286

	JP Morgan Chase Bank	56,000,000	51%
	14201 Dallas Parkway
	Dallas, TX 75254

	SSB&T Co.	22,700,000	20%
	1776 Heritage Drive
	Global Corporate Action Unit JAB5NW
	No. Quincy, MA 02171

C	The Bank of New York	15,100,000	14%
	One Wall Street
	New York, NY 10286
	Deutsche Bank Trust Co Americas	9,700,000	9%
	648 Grassmere Park Road
	Nashville, TN 37211

	Morgan Stanley & Co Inc.	22,250,000	20%
	One Pierrepont Plaza, 7th Flr
	Brooklyn, NY 11201

	Citibank	10,000,000	9%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	43,625,000	40%
	14201 Dallas Parkway
	Dallas, TX 75254

D	The Bank of New York	20,000,000	16%
	One Wall Street
	New York, NY 10286

	LaSalle Bank NA	6,000,000	5%
	135 South LaSalle Street
	Chicago, IL 60603

	Deutsche Bank Trust Co Americas	16,000,000	13%
	648 Grassmere Park Road
	Nashville, TN 37211

	JP Morgan Chase Bank	31,190,000	26%
	14201 Dallas Parkway
	Dallas, TX 75254

	UBS Securities LLC/CMO	47,982,000	40%
	299 Park Avenue
	New York, NY 10171

E	The Bank of New York	7,102,000	22%
	One Wall Street
	New York, NY 10286

	UBS Securities LLC/CMO	5,030,000	15%
	299 Park Avenue
	New York, NY 10171

	JP Morgan Chase Bank	17,920,000	54%
	14201 Dallas Parkway
	Dallas, TX 75254

	LaSalle Bank NA	3,000,000	9%
	135 South LaSalle Street
	Chicago, IL 60603